UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 28, 2018

PERNIX THERAPEUTICS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 793-2145

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Second Amendment to Bylaws

Effective February 28, 2018, the Board of Directors (the "Board") of Pernix Therapeutics Holdings, Inc. (the "Company") approved and adopted the Second Amendment to the Bylaws of the Company, as amended (the "Bylaws"), resulting in the following changes to the Bylaws:

  Article XIII of the Bylaws was replaced in its entirety with a revised Article XIII pursuant to which any provisions of the Bylaws may be altered, amended or repealed or new Bylaws may be adopted by either (i) the Board; or (ii) by the affirmative vote of the holders of shares of capital stock of the Company representing a majority of all of the votes entitled to be cast on the matter at any annual or special meeting of stockholders. Under the Bylaws as previously in effect, the Board had the exclusive power to adopt, alter or repeal any Bylaws of the Company and to make new Bylaws; and

  Article XIV was added to the Bylaws to provide that the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for certain litigation (the "Exclusive Forum Amendment").

Although stockholder approval is not required to amend the Bylaws, the Board has determined to seek a non-binding, advisory stockholder vote to ratify the Exclusive Forum Amendment at the 2018 annual meeting of stockholders of the Company (the "Annual Meeting"). Because the vote is advisory, it will not be binding upon the Board and the Board will not be required to take any action as a result of the vote. If stockholder ratification is not obtained, the Board of Directors will reconsider whether the Exclusive Forum Amendment is in the best interests of the Company and its stockholders.

The foregoing summary of the Second Amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment to the Bylaws, which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 8.01     Other Events.

On February 28, 2018, the Board declared an amendment (the "Charter Amendment") to the Company's Articles of Incorporation, as amended (the "Charter") advisable, and recommended that the stockholders approve the Charter Amendment at the Annual Meeting. If approved by stockholders, the Charter Amendment will add a new Article VI, Section 5 to the Charter which provides that notwithstanding any provisions of law permitting or requiring any action to be taken or approved by the affirmative vote of holders of shares entitled to cast a greater proportion of votes, and except as provided in Article VIII of the Charter, any such action shall be effective and valid if declared advisable by a majority of the Board and approved by the affirmative vote of holders of shares of capital stock of the Company entitled to cast a majority of all of the votes entitled to be cast on the matter at any annual or special meeting of stockholders.

If the Charter Amendment is approved by stockholders, a voting threshold of a majority of the outstanding stock, which is the general standard under applicable Delaware law, would become applicable to stockholder approval of mergers, consolidations and other extraordinary business transactions and corporate dissolutions, in addition to approval of most charter amendments as is currently provided in the existing Charter.

The existing Charter will remain in effect unless and until stockholders approve the Charter Amendment. The Company will file the amendment to the Company's Articles of Incorporation in a Current Report on Form 8-K within four (4) business days following its effectiveness.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

3.1	Second Amendment to the Company's Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: March 5, 2018	By:	/s/ John A. Sedor
John A. Sedor
Chief Executive Officer